UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

Karen Seaberg Laidacker M. Seaberg Cloud L. Cray, Jr. Cray Family Management LLC Cray MGP Holdings LP Thomas M. Cray John P. Bridendall M. Jeannine Strandjord
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On October 16, 2013, Karen Seaberg provided the following statement to certain media outlets:

We were very pleased to learn that the Kansas Court of Appeals has allowed the 60-day stay of conducting the Annual Meeting of shareholders of MGP Ingredients, Inc. (the “Company”) to expire on October 21, 2013 without extension.  This development combined with the ruling by the Johnson County District Court that the Company has no standing to challenge the validity of the Voting Trust holding preferred stock of the Company make abundantly clear that the Company has no legal excuse not to promptly reconvene the Annual Meeting of shareholders originally ordered by the Atchison County District to take place by August 26, 2013.  We believe the other directors should fulfill their fiduciary obligations to allow the shareholders to exercise their corporate suffrage and promptly vote upon the election of directors, corporate governance reform and have their advisory say on executive compensation.

Karen Seaberg, along with Laidacker M. Seaberg, Cloud L. Cray, Jr., Thomas M. Cray, Cray Family Management LLC, Cray MGP Holdings LP, John P. Bridendall and M. Jeannine Strandjord, are participants (the “Participants”) in the solicitation of proxies for the MGP Ingredients, Inc. (the “Company”) 2013 Annual Meeting of Stockholders, and any adjournments, postponements, continuations or rescheduling thereof (the “2013 Annual Meeting”), and, in the case of Karen Seaberg and Cloud L. Cray, Jr., both are directors of the Company.

ON JULY 10, 2013, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2013 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE FIRST SENT TO HOLDERS OF THE COMPANY’S COMMON STOCK AND PREFERRED STOCK ON OR ABOUT JULY 12, 2013.